                               POWER OF ATTORNEY

The undersigned, individually and in the capacity relative to Loral Corporation, a New York corporation, stated below, hereby appoints Michael P. DeBlasio, Robert V. LaPenta, Michael B. Targoff and Eric J. Zahler, and each of them acting indivudually, to be his Attorney-in-Fact with full power of substitution to act in his name and on his behalf to sign and to file with the Securities and Exchange Commission this Registration Statement on Form S-8 in connection with the 1994 Stock Option and Incentive Stock Purchase Plan of Loral Corporation, including one or more amendments, including post-effective amendments, to such Registration Statement, which amendments may make such changes as such person deems appropriate, and to execute and deliver any agreements, instruments, certificates or other documents which such person shall deem necessary or proper in connection with the filing of such Registration Statement and generally to act for and in the name of the undersigned with respect to such filing as fully as could the undersigned if then personally present and acting.

IN WITNESS WHEREOF, the undersigned has executed this Power-of-Attorney on the date set opposite his respective name.

/s/ Bernard L. Schwartz       Chairman of the Board         September 23, 1994
Bernard L. Schwartz           Chief Executive Officer
                              and Director

/s/ Frank C. Lanza
Frank C. Lanza                President and Director        September 23, 1994

/s/ Howard Gittis
Howard Gittis                 Director                      September 23, 1994

/s/ Robert B. Hodes
Robert B. Hodes               Director                      September 22, 1994

/s/ Gershon Kekst
Gershon Kekst                 Director                      September 23, 1994

/s/ Charles Lazarus
Charles Lazarus               Director                      September 23, 1994

/s/ Malvin Ruderman
Malvin Ruderman               Director                      September 23, 1994

/s/ E. Donald Shapiro
E. Donald Shapiro             Director                      September 26, 1994


Allen Shinn                   Director                      September __, 1994

/s/ Thomas J. Stanton, Jr.
Thomas J. Stanton, Jr.        Director                      September 26, 1994


Daniel Yankelovick            Director                      September __, 1994

/s/ Michael P. DeBlasio
Michael P. DeBlasio           Principal Financial Officer   September 22, 1994

/s/ Robert V. LaPenta
Robert V. LaPenta             Principal Accounting Officer  September 22, 1994